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                                                                  EXHIBIT 3.1.30

                              ARTICLES OF MERGER OF
                      HARTZELL MANUFACTURING, INCORPORATED
                            (A MINNESOTA CORPORATION)
                                  WITH AND INTO
                          SCI ENCLOSURES (DENTON), INC.
                              (A TEXAS CORPORATION)

         Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned corporations adopt the following Articles of Merger.

         1. An Agreement and Plan of Merger has been adopted in accordance with the provisions of Article 5.03 of the Texas Business Corporation Act providing for the merger of Hartzell Manufacturing, Incorporated with and into SCI Enclosures (Denton), Inc. (the "Surviving Corporation") A copy of the Agreement and Plan of Merger is attached hereto as Exhibit A.

         2. The name and state of domicile of the constituent corporations are as follows:

                  (a) Hartzell Manufacturing Incorporated, a Minnesota
                      corporation ("Hartzell"); and

                  (b) SCI Enclosures (Denton), Inc., a Texas corporation ("SCI
                      Enclosures").

         3. The Agreement and Plan of Merger was duly authorized and approved by the directors and the sole shareholder of Hartzell pursuant to Section 302A.613 of the Minnesota Business Corporation Act and its corporate documents. The total number of shares outstanding of Hartzell is 100,000 shares. All shares were voted FOR the Agreement and Plan of Merger by the sole shareholder.

         4. The Agreement and Plan of Merger was duly authorized and approved by the directors and sole shareholder of SCI Enclosures pursuant to Section 5.03 of the Texas Business Corporation Act and its corporate documents. The total number of shares outstanding of SCI Enclosures is 100 shares. All share were voted FOR the Agreement and Plan of Merger by the sole shareholder.

         5. SCI Enclosures will be the entity surviving the Merger (the "Surviving Corporation"), and the Articles of Incorporation of SCI Enclosures, as filed with the Secretary of State of Texas, will be the Articles of Incorporation of the Surviving Corporation [The Surviving Corporation will be responsible for the payment of all fees and franchise taxes of the merged corporation and will be obligated to pay such fees and franchise taxes if the same are not timely paid.]

         6.       The Merger shall be effective on June 30, 2001, at 11:58 p.m.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

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         IN WITNESS WHEREOF, Hartzell Manufacturing, Incorporated and SCI
Enclosures (Denton), Inc. have each executed these Articles of Merger this 26th day of June, 2001.

                                    SCI ENCLOSURES (DENTON), INC.
                                    (SURVIVING CORPORATION)

                                    By: /s/ George J. King
                                        ----------------------------------------
                                    Name: George J. King
                                    Title: Executive Vice President

                                    HARTZELL MANUFACTURING,
                                    INCORPORATED

                                    By: /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                    Name: [ILLEGIBLE]
                                    Title: SVP & Chief Financial Officer

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                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (the "Plan of Merger") dated as of June 15, 2001, is by and between SCI ENCLOSURES (DENTON), INC. a Texas corporation, and Hartzell Manufacturing, Incorporated, a Minnesota corporation (the "Constituent Corporations").

                               STATEMENT OF FACTS

         The Board of Directors of each of the Constituent Corporations have determined that it is advisable and for the benefit of the Constituent Corporations to merge according to the term and conditions of this Plan of Merger.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Constituent Corporations agree as follows:

         1.       The names of the merging entities are:

                  SCI Enclosures (Denton), Inc., a Texas Corporation (the "Surviving Corporation"); and

                  Hartzell Manufacturing, Incorporated, a Minnesota corporation (the "Merging Corporation").

         2. Upon the filing of the articles of merger with the Secretary of State of Minnesota and the Secretary of State of Texas, pursuant to the provisions of the applicable statutes of the states of Minnesota and Texas, the Merging Corporation will be merged with and into the Surviving Corporation (the "Merger") and the existence of the Merging Corporation shall cease.

         3. The Articles of Incorporation ("Exhibit A"), Bylaws, directors and officers of SCI Enclosures (Denton), Inc. at the effective time and date of the Merger shall be the Articles of Incorporation, Bylaws, Directors and officers of the Surviving Corporation.

         4. At the Effective Time (as defined below), each share of stock of the Merging Corporation issued and outstanding immediately prior to the Effective Time shall be automatically and without further action cancelled and retired. Each share of stock held in the Surviving Corporation issued and outstanding immediately prior to the Effective Time shall remain outstanding.

         5. This Plan of Merger has been submitted to the directors and sole shareholder of the Merging Corporation and to the directors and sole shareholder of the Surviving Corporation and has been approved in the manner prescribed by the provisions of the laws of the states of Minnesota and Texas, respectively.

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         6.       The directors and the proper officers of each of the
Constituent Corporations, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and record any and all instruments, papers and documents necessary, proper or convenient to carry out the Merger (including, without limitation, filing a description or plan of merger or resolutions adopting the same in any form whatsoever, so long as such document is not inconsistent with this Plan of Merger).

         7. The Merging Corporation and the Surviving Corporation intend that the effective date of the Merger be June 30, 2001. The merger of the Merging Corporation and the Surviving Corporation shall be effective upon the filing of the articles of merger necessary to effect the Merger, or such other date and time as may be specified therein, or such other date and time as the directors and proper officers of the Surviving Corporation and the Surviving Corporation may determine (the "Effective Time").

                [Remainder of this page intentionally left blank]

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         IN WITNESS WHEREOF, the Constituent Corporations have each caused this
Agreement to be executed by their respective duly authorized officers, as of the date first above written.

                                    SURVIVING CORPORATION:

                                    SCI ENCLOSURES (DENTON), INC.

                                    By: /s/ George J. King
                                        ----------------------------------------
                                    Name: George J. King
                                    Title: Executive Vice President

                                    MERGING CORPORATION:

                                    HARTZELL MANUFACTURING,
                                    INCORPORATED

                                    By: /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                    Name: [ILLEGIBLE]
                                    Title: SVP & CFO

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                                    EXHIBIT A

           ARTICLES OF INCORPORATION OF SCI ENCLOSURES (DENTON), INC.

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                            ARTICLES OF INCORPORATION
                                       OF

                          SCI ENCLOSURES (DENTON), INC.

         The undersigned, a natural person of the age of eighteen years or more, acting as sole incorporator of a corporation under the provisions of the Texas Business Corporation Act ("TBCA"), adopts the following Articles of
Incorporation:

                                   ARTICLE I

         The name of the corporation is SCI Enclosures (Denton), Inc.

                                   ARTICLE II

         The period of duration of the corporation is perpetual.

                                  ARTICLE III

         The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                   ARTICLE IV

         Section 4.1 The aggregate number of share that the corporation shall have authority to issue is one thousand (1000) shares of common stock with the par value of ten cents ($0.10) each.

         Section 4.2 No shareholder or other person shall have any pre-emptive right whatsoever to acquire additional, unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares, or any other securities or property whatsoever.

         Section 4.3 Cumulative voting shall not be permitted.

                                   ARTICLE V

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of one thousand dollars ($1,000.00), consisting of money, labor done or property actually received.

                                   ARTICLE VI

         The street address of the initial registered office of the corporation is 350 N. St. Paul Street, Dallas, Texas 75201, and the name of its initial registered agent at that address is CT Corporation System.

                                  ARTICLE VII

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         The number of directors of the corporation shall be fixed as determined by the Bylaws. The number of directors constituting the initial board of directors is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

                 Name                        Address

                 A. Eugene Sapp              2101 West Clinton Avenue
                                             Huntsville, Alabama 35805

                 Robert C. Bradshaw          2101 West Clinton Avenue
                                             Huntsville, Alabama 35805

                 Michael M. Sullivan         2101 West Clinton Avenue
                                             Huntsville, Alabama 35805

                                  ARTICLE VIII

         Any action required by the TBCA to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                   ARTICLE IX

         A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article IX does not eliminate or limit the liability of a director to the extent the director is found liable for (i) a breach of the directors duty of loyalty to the corporation or its shareholders;
(ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received in improper benefit, whether or not the benefit resulted form an action taken within the scope of the director's office; or (iv) an act or omission or which the liability of a director is expressly provided by an applicable statute. Any repeal or amendment of this Article IX by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or amendment. In addition to the circumstances in which the director of the corporation is not liable as set forth in the preceding sentences, the director shall not be liable to the fullest extent permitted by any provisions of the statutes of the State of Texas hereafter enacted that further limits the liability of a director.

                                   ARTICLE X

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         The Board of Directors is expressly authorized to adopt, amend and repeal the bylaws. The corporation's shareholders are hereby expressly prohibited from amending or repealing the bylaw.

                                   ARTICLE XI

         The name and address of the incorporator of the Corporation is as follows:

                 Name                        Address

                 Anthony R. Boggs            191 Peachtree St., N.E., 16th Floor
                                             Atlanta, Georgia 30303

         IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of June, 2001.

                                       /s/ Anthony R. Boggs
                                       -----------------------------------------
                                       Anthony R. Boggs

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